Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inform Worldwide Holdings, Inc.

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated September 25, 2003, relating to the consolidated financial statements of Inform Worldwide Holdings, Inc., which is incorporated by reference in such Registration Statement.

/s/ Ehrhardt Keefe Steiner & Hottman PC
                                        Ehrhardt Keefe Steiner & Hottman PC

September 24, 2004
Denver, Colorado